NOVATION AGREEMENT

THIS NOVATION AGREEMENT (this “Agreement”) is entered into as of the ___ day of April, 2008, by and between WOLVERINE TUBE, INC., a Delaware corporation (“Seller”), and ANIKA AND ASSOCIATES, INC., a Michigan corporation (“Purchaser”).

Recitals

WHEREAS, Seller and Purchaser are parties to that certain Purchase and Sale Agreement, effective as of January 25, 2008, attached hereto as Exhibit A(the “Purchase Agreement”), for the purchase and sale of certain real property located in Prentiss County, Mississippi, more particularly described in the Purchase Agreement;

WHEREAS, at the expiration of the Inspection Period, Purchaser failed to provide Seller with written notice of its intent to continue the Purchase Agreement as required under Section 5(b) of the Purchase Agreement, and the Purchase Agreement expired by its terms;

WHEREAS, the parties desire to reinstate the Purchase Agreement and to ratify all of the terms therein and all of the obligations of the parties thereunder.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements of the parties set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties, intending to be legally bound hereby, agree as follows:

Agreement

1. Incorporation of Recitals. The recitals are hereby incorporated by reference as if fully set forth herein.

2. Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

3. Novation of Purchase Agreement. The Purchaser hereby gives its Acceptance Notice to continue the Purchase Agreement, and the parties agree that as of the date hereof, the Purchase Agreement is hereby reinstated.

4. Ratification of Terms of Purchase Agreement. The parties hereby ratify all of the terms and conditions of the Purchase Agreement and confirm that there have been no amendments to the Purchase Agreement, except as may be specifically set forth in this Agreement.

5. Closing Date. The Closing Date is hereby extended through April 25, 2008.

6. Entire Agreement. This Agreement, together with the Purchase Agreement, constitutes the entire agreement between the parties with respect to the transaction provided for herein, and the parties hereto agree that no other representations, whether oral or written, have been made by either party.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state in which the Property is located.

8. Counterpart Execution. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart; provided, however, any party hereto delivering a counterpart of this Agreement by facsimile shall also deliver a manually executed counterpart, but the failure to so deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect hereof.

IN WITNESS WHEREOF, the parties have executed this Novation Agreement as of the date first above written.

SELLER:

WOLVERINE TUBE, INC., a Delaware corporation

By:
Name:
Its:

PURCHASER:

ANIKA AND ASSOCIATES, INC., a Michigan corporation

By:
Name:
Its: